Exhibit 5.2
Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 S. Seventh Street Minneapolis, Minnesota 55402 +1 612 766 7000 main +1 612 766 1600 fax

September 9, 2021

Vince Holding Corp.

500 5th Avenue – 20th Floor

New York, New York 10110

Ladies and Gentlemen:

We have acted as counsel to Vince Holding Corp., a Delaware corporation (the “Company”), in connection with the accompanying Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Registration Statement relates to the potential resale from time to time by certain selling stockholders listed in the prospectus to the Registration Statement (the “Selling Stockholders”), pursuant to Rule 415 of the Securities Act, of up to 8,481,318 shares of common stock, par value $0.01 per share, currently held by the Selling Stockholders (the “Offered Common Stock”).

As counsel for the Company, we are familiar with the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Company, each as amended to the date hereof, and we have reviewed (i) the Registration Statement and (ii) the proceedings taken by the Company in connection with the authorization of the Offered Common Stock. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other records, agreements, instruments, certificates of public officials and representatives of the Company, and documents as we have deemed necessary as a basis for the opinion hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Offered Common Stock is validly issued, fully paid and nonassessable.

The foregoing opinion assumes that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective and (b) the Offered Common Stock will consist solely of all or a portion of the 8,481,318 shares of Common Stock beneficially owned by the Selling Stockholders prior to the date hereof.

We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures, including electronic signatures, appearing upon agreements, instruments, certifications, documents, and proceedings, (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic and each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed, and (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

September 9, 2021

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of any other laws.

This opinion letter is rendered as of the date first written above, and we assume no responsibility for updating this opinion letter or the opinion set forth herein to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of such opinion. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Offered Common Stock or the Certificate of Incorporation.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Ben A. Stacke
Ben A. Stacke, Partner

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